UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2019 (December 3, 2019)

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	80-0656612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 750
Houston, Texas 77002

(Address of Principal Executive Offices)

(713) 651-1144

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 3, 2019, the board of directors of Harvest Oil & Gas Corp. (the “Company”) approved a share repurchase program that gives the Company the ability to repurchase up to $5.0 million of the Company’s outstanding common stock (the “repurchase program”). Repurchases may be made from time to time, at the Company’s discretion, through open market repurchases or negotiated transactions, which may be effected through trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company intends to fund repurchases from cash on hand.

Repurchases by the Company will be subject to general market and economic conditions, alternate uses for the capital and other factors, and the repurchase program may be suspended, modified or discontinued by the Company’s board of directors at any time. The Company has no obligation to repurchase any amount of its common stock under the repurchase program.

A copy of the press release announcing the repurchase program is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Harvest Oil & Gas Corp. dated December 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2019	Harvest Oil & Gas Corp.

	By:	/s/ RYAN STASH
Ryan Stash
Vice President and Chief Financial Officer